Exhibit 99.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 13, 2006
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 13, 2006, the Company entered into a consulting agreement with John R. H. Bond, a member of the Board of Directors of the Company. Under the agreement, Mr. Bond will serve as a consultant and senior advisor to William Clay Ford, Jr., Executive Chairman of the Board, working on financial and other matters. The consulting fee will be $25,000 per day for actual days worked, payable in arrears. The Company contemplates that Mr. Bond will spend approximately one and one-half days adjacent to each of the Company's seven regularly scheduled Board of Directors meetings consulting pursuant to the consulting agreement, and that total fees payable to Mr. Bond will not exceed $262,500 for any twelve month period unless specifically agreed to by the Company and Mr. Bond. Either party may terminate the agreement at any time. During the term of the agreement, the Company will reimburse Mr. Bond for customary and reasonable business-related expenses, travel and lodging, consistent with Company policies and procedures.

While the agreement is in effect, the Company will provide Mr. Bond with an office in our Headquarters building and other incidental support in connection with services to be provided under the agreement. Mr. Bond will continue to serve as a member of the Board of Directors of the Company and, in that capacity, will receive the compensation and benefits applicable to non-employee directors of the Company. He resigned from the Compensation Committee and the Nominating and Governance Committee of the Board of Directors effective as of September 13, 2006.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On January 19, 2006, the Company committed to a business improvement plan, which we refer to as the Way Forward plan. Responding to changing facts and circumstances, on September 14, 2006, Ford committed to an acceleration of this plan, details of which are set forth in the news release dated September 15, 2006, herewith filed as Exhibit 99. Neither the costs nor the cash expenditures, primarily for personnel separations, associated with these new and accelerated actions can be reasonably estimated at this time.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 14, 2006, the Board of Directors of the Company amended the bylaws to add the position of Executive Chairman of the Board of Directors to the list of officers of the Company and to eliminate the position of Chief Operating Officer.

Item 8.01. Other Events.

On September 15, 2006, Dominion Bond Rating Service took, among others, the following actions with regard to the credit ratings assigned to the Company and Ford Motor Credit Company ("Ford Credit"):

·	Lowered the Company's long-term debt rating to B from B(high), and lowered the Company's short-term debt rating to R-5 from R-4;

·	Lowered Ford Credit's long-term debt rating to B(high) from BB(low), and confirmed Ford Credit's short-term debt rating at R-4;

·	Maintained the Company's long-term debt rating Under Review with Negative Implications, while removing its short-term debt rating from Under Review status and maintaining its trend at Negative; and

·	Maintained Ford Credit's long-term and short-term debt ratings Under Review with Negative Implications.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 3-B	Bylaws Amendments	Filed with this Report

Exhibit 99	News Release dated September 15, 2006	Filed with this Report

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: September 18, 2006	By:	/s/Kathryn S. Lamping
Kathryn S. Lamping
Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 3-B	Bylaws Amendments

Exhibit 99	News Release dated September 15, 2006

Exhibit 3-B

The Table of Contents and Article V, Section 1 of Article VII and Section 3 of Article X of the By-Laws adopted by the Board of Directors on May 10, 2005, were further amended on September 14, 2006, to read in their entirety as follows (language deleted is shown as ~~strikethrough~~ and language added is underlined):

* * *

ARTICLE V

OFFICERS

Section 1. Officers.

The officers of the Company shall be an Executive Chairman of the Board of Directors, who shall be chosen from among the directors, a President, and may also include one or more Vice Chairmen of the Company, one or more Executive Vice Presidents, one or more Group Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer, a Controller and a Secretary, each of whom shall be elected by the Board of Directors to hold office until his or her successor shall have been chosen and shall have qualified. The Board of Directors may elect or appoint one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers as it may deem necessary, or desirable, each of whom shall have such authority, shall perform such duties and shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time more than one office.

Section 2. Executive Chairman of the Board of Directors

Subject to the provisions of these By-Laws, the Executive Chairman of the Board of Directors shall have all powers commonly incident to such position or which are or from time to time may be delegated to him or her by the Board of Directors, or which are or may at any time be authorized or required by law.

  Section 3. ~~Chairman of the Board of Directors and~~ Chief Executive Officer.

~~The Chairman of the Board of Directors shall be the Chief Executive Officer of the Company.~~ Subject to the provisions of these By-Laws and to the direction of the Board of Directors and the Executive Chairman of the Board of Directors, ~~he or she~~ the Chief Executive Officer shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Company and shall perform all other duties and exercise all other powers commonly incident to the position of Chief Executive Officer or which are or from time to time may be delegated to him or her by the Executive Chairman of the Board of Directors or by the Board of Directors, or which are or may at any time be authorized or required by law. He or she may redelegate from time to time and to the full extent permitted by law, in writing, to officers or employees of the Company any or all of such duties and powers, and any such redelegation may be either general or specific. Whenever he or she so shall delegate any of his or her authority, he or she shall file a copy of the redelegation with the Secretary of the Company.

Section ~~3~~4. President ~~and Chief Operating Officer~~.

There shall be a President ~~and a Chief Operating Officer~~ of the Company. Subject to the provisions of these By-Laws and to the direction of the Board of Directors, the Executive Chairman of the Board of Directors and of the Chief Executive Officer, ~~each of them~~ he or she shall have such powers and shall perform such duties as from time to time may be delegated to ~~them~~ him or her by the Board of Directors, the Executive Chairman of the Board of Directors or by the Chief Executive Officer, or which are or may at any time be authorized or required by law. ~~In the absence or disability of the Chairman of the Board of Directors, or in the event of, and during the period of, a vacancy in such office, the President shall be the Chief Executive Officer.~~

Section ~~4~~5. Vice Chairmen of the Company, Executive Vice Presidents, Group Vice Presidents, Senior Vice Presidents and Vice Presidents.

Each of the Vice Chairmen of the Company, each of the Executive Vice Presidents, each of the Group Vice Presidents, each of the Senior Vice Presidents and each of the other Vice Presidents shall have such powers and shall perform such duties as may be delegated to him or her by the Board of Directors, by the Executive Chairman of the Board of Directors or by the President.

In addition, the Board of Directors shall designate one of the Vice Chairmen of the Company, Executive Vice Presidents, Group Vice Presidents, Senior Vice Presidents or Vice Presidents as the Chief Financial Officer, who, among his or her other powers and duties, shall provide and maintain, subject to the direction of the Board of Directors and the Finance Committee, financial and accounting controls over the business and affairs of the Company. Such office shall maintain, among others, adequate records of the assets, liabilities and financial transactions of the Company, and shall direct the preparation of financial statements, reports and analyses. The Chief Financial Officer shall perform such other duties and exercise such other powers as are incident to such functions, subject to the control of the Board of Directors.

Section ~~5~~6. Treasurer and Assistant Treasurer.

The Treasurer, subject to the direction of the Board of Directors, shall have the care and custody of all funds and securities which may come into his or her hands. When necessary or proper he or she shall endorse on behalf of the Company, for collection, checks, notes and other obligations, and shall deposit all funds of the Company in such banks or other depositaries as may be designated by the Board of Directors or by such officers or employees as may be authorized by the Board of Directors so to designate. He or she shall perform all acts incident to the office of Treasurer, subject to the control of the Board of Directors. He or she may be required to give a bond for the faithful discharge of his or her duties, in such sum and upon such conditions as the Board of Directors may require.

At the request of the Treasurer, any Assistant Treasurer, in the case of the absence or inability to act of the Treasurer, temporarily may act in his or her place. In the case of the death of the Treasurer, or in the case of his or her absence or inability to act without having designated an Assistant Treasurer to act temporarily in his or her place, the Assistant Treasurer so to perform the duties of the Treasurer shall be designated by the Executive Chairman of the Board of Directors, the President, a Vice Chairman of the Company or an Executive Vice President.

Section ~~6~~7. Secretary and Assistant Secretary.

The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors, and, when required, the minutes of meetings of the committees, and shall be responsible for the custody of all such minutes. Subject to the direction of the Board of Directors, the Secretary shall have custody of the stock ledgers and documents of the Company. He or she shall have custody of the corporate seal and shall affix and attest such seal to any instrument whose execution under seal shall have been duly authorized. He or she shall give notice of meetings and, subject to the direction of the Board of Directors, shall perform all other duties and enjoy all other powers commonly incident to his or her office.

At the request of the Secretary, any Assistant Secretary, in the case of the absence or inability to act of the Secretary, temporarily may act in his or her place. In the case of the death of the Secretary, or in the case of his or her absence or inability to act without having designated an Assistant Secretary to act temporarily in his or her place, the Assistant Secretary or other person so to perform the duties of the Secretary shall be designated by the Executive Chairman of the Board of Directors, the President, a Vice Chairman of the Company or an Executive Vice President.

Section ~~7~~8. General Counsel.

The Company may have a General Counsel who shall be appointed by the Board of Directors and who shall have general supervision of all matters of a legal nature concerning the Company.

Section ~~8~~9. Controller.

The Controller shall have such powers and shall perform such duties as may be delegated to him or her by the Board of Directors, the Executive Chairman of the Board of Directors, the President, or the appropriate Vice Chairman of the Company, Executive Vice President, Group Vice President, Senior Vice President or Vice President.

Section ~~9~~10. Salaries.

Salaries of officers, agents or employees shall be fixed from time to time by the Board of Directors or by such committee or committees, or person or persons, if any, to whom such power shall have been delegated by the Board of Directors. An employment contract, whether with an officer, agent or employee, if expressly approved or specifically authorized by the Board of Directors, may fix a term of employment thereunder; and such contract, if so approved or authorized, shall be valid and binding upon the Company in accordance with the terms thereof, provided that this provision shall not limit or restrict in any way the right of the Company at any time to remove from office, discharge or terminate the employment of any such officer, agent or employee prior to the expiration of the term of employment under any such contract, except that the Company shall not thereby be relieved of any continuing liability for salary or other compensation provided for in such contract.

* * *

ARTICLE VII

CAPITAL STOCK-DIVIDENDS-SEAL

Section 1. Certificates of Shares; Uncertificated Shares

The shares of capital stock of the Company shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate in such form, not inconsistent with the Certificate of Incorporation, as amended, as shall be approved by the Board of Directors. The certificates shall be signed by the Executive Chairman of the Board of Directors, the President, a Vice Chairman of the Company, an Executive Vice President, a Group Vice President, a Senior Vice President or a Vice President, and also by the

Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any and all signatures may be facsimiles.

All certificates shall bear the name of the person owning the shares represented thereby, shall state the number of shares represented by such certificate and the date of issue; and such information shall be entered in the Company’s original stock ledger.

* * *

ARTICLE X

MISCELLANEOUS

* * *

Section 3. Voting upon Stocks.

The Board of Directors (whose authorization in this connection shall be necessary in all cases) may from time to time appoint an attorney or attorneys or agent or agents of the Company, or may at any time or from time to time authorize the Executive Chairman of the Board of Directors, the President, any Vice Chairman of the Company, any Executive Vice President, any Group Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary to appoint an attorney or attorneys or agent or agents of the Company, in the name and on behalf of the Company, to cast the votes which the Company may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of the stock or securities of which may be held by the Company, at meetings of the holders of the stock or other securities of such other corporation or association, or to consent in writing to any action by any such other corporation or association, and the Board of Directors or any aforesaid officer so authorized may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and the Board of Directors or any aforesaid officer so authorized may from time to time authorize the execution and delivery, on behalf of the Company and under its corporate seal, or otherwise, of such written proxies, consents, waivers or other instruments as may be deemed necessary or proper in the premises.

NEWS

Media Contact:	Broadcast News:	Equity Investment:	Fixed Income:	Shareholders:
Oscar Suris	Kelli Felker	Raj Modi	Rob Moeller	1-800-555-5259 or
313-594-1106	313-322-1790	313-323-8221	313-621-0881	313-845-8540
osuris@ford.com	kfelker1@ford.com	fordir@ford.com	fixedinc@ford.com	stockinf@ford.com

IMMEDIATE RELEASE

FORD ACCELERATES ‘WAY FORWARD’

NEW PRODUCTS, LEANER STRUCTURE FURTHER DEFINE TURNAROUND

North America “Way Forward” plan accelerated to deliver faster progress through 2008:
•  Operating costs to be reduced by approximately $5 billion, including:
  -  Salaried-related work force reduced by a third, the equivalent of about 14,000 positions.
  -  Ford, UAW leadership agree on buyout offers for all U.S. Ford and ACH hourly employees.
  -  Further manufacturing capacity reductions planned.
  -  All ACH operations to be sold or closed by the end of 2008.
•  More products to be delivered faster, including:
  -  70 percent of Ford, Lincoln and Mercury products by volume will be new or significantly upgraded between now and the end of 2008.
  -  Ford’s truck leadership is fortified.
  -  Growth segments, including crossovers, are prioritized.
  -  All-new Ford full-size crossover to go on sale in 2008.

Ford Motor Company’s financial outlook is revised:
•  Full-year automotive profitability in North America not expected before 2009.
•  South America and Ford of Europe still expected to be solidly profitable in 2006. However, full-year operating losses now expected in 2006 for Asia
 Pacific and Africa, and the Premier Automotive Group.
•  Ford Motor Company’s 2006 year-end liquidity is expected to include automotive gross cash of about $20 billion, including the effects of $3.4 billion of
 VEBA.
•  Ford Motor Company’s Board indicates that it will suspend payment of the quarterly dividend on its common and Class B Stock beginning in the fourth quarter of 2006.

DEARBORN, Mich., Sept. 15, 2006 - Ford Motor Company [NYSE: F] today announced plans to further reduce its capacity and work force, and ramp up new product introductions as it accelerates its North America “Way Forward” turnaround plan.

Ford will cut its North American salaried-related work force by about a third and offer buyout packages to all Ford and Automotive Components Holdings (ACH) hourly employees in the U.S. The reductions will contribute significantly to reducing ongoing annual operating costs by about $5 billion. In addition, Ford will renew 70 percent of its North American product lineup by volume by the end of 2008.

The announcements are being made this morning in an employee address led by Ford Executive Chairman Bill Ford, President and Chief Executive Officer Alan Mulally, President of The Americas Mark Fields and Chief Financial Officer Don Leclair.

“These actions have painful consequences for communities and many of our loyal employees,” said Bill Ford. “But rapid shifts in consumer demand that affect our product mix and continued high prices for commodities mean we must continue working quickly and decisively to fix our business. Mark Fields and his team deserve credit for the accelerated Way Forward strategy, which puts us on an even faster product-driven path to success.

“Alan Mulally’s experience in turning around a major industrial company will help guide the implementation of these measures as he assumes leadership of the company,” Bill Ford continued. “The actions we announce today - coupled with the North American production cuts we announced last month, the strategic alternatives we are considering for Aston Martin and a push for greater progress from our operating units and brands around the world - are part of a series of actions that Alan and our entire global team will be taking to put the company on a path to sustained profitability and success.”

Mulally, whose appointment as CEO of Ford was announced last week, echoed support for the Way Forward plan and for the team leading the company’s North American turnaround.

“The steps we are announcing today are clearly needed to ensure the ultimate turnaround of the business in Ford’s biggest and most important market,” Mulally said. “Although the process has been under way for months, I have had a chance to review these actions and am convinced that they provide the sound, product-led underpinnings and cost reductions we will need to achieve our goals. I look forward to helping with the implementation.

“Turnarounds of this magnitude succeed when capacity and costs are aligned with a realistic expectation of demand,” Mulally continued. “These actions are certainly consistent with that goal. We will focus intensely on the needs of our customers in North America, and around the world, by pulling forward new products and creating new markets. We are a team united by a shared vision to build the best automobiles in the world at Ford Motor Company.”

Go to http://media.ford.com for news releases and high-resolution photographs.

Fields said the Way Forward plan will continue to focus every part of the business on the customer - building stronger Ford, Lincoln and Mercury brands; strengthening the company’s North American product lineup; improving quality, and accelerating progress on productivity and competitive costs.

“The fundamentals of our Way Forward plan have not changed, but our timetable has changed dramatically,” said Fields. “We’ve taken a sobering look at the industry and our own business, and the entire team in North America has a renewed sense of urgency and a clear view of what it will take to position this business for profitability.

“We know our decisions bring more pain to the business in the short-term, and they require sacrifice from our employees, labor unions, dealers and suppliers,” he added. “But, together, we are building a much stronger Ford Motor Company and a more secure future for us all.”

Fields said the team will continue to push to move further and faster throughout the business.

“Our work is far from over. We recognize that the competitive landscape and cost pressures have significantly challenged our traditional business model, and that recognition is driving more investment in small cars and crossovers, even as we continue to position ourselves to remain the truck leader,” Fields said. “We will remain quick and decisive in executing our Way Forward plan and flexible in reacting to changing conditions in the future.”

Market share declines, reflecting primarily segment shifts, and higher-than-planned raw material costs will mean full-year profitability for Ford’s North American auto operations is not expected before 2009.

“Clearly, we could have cut product programs and maintained our goal of North American profitability in 2008,” Fields said. “But, even as we further reduce our costs and capacity and make tough-but-necessary decisions throughout our business, we cannot and will not retreat from the critical investments to deliver the right products for our customers.”

A summary of the North America Way Forward actions to be implemented by the end of 2008 and resulting financial impact follows.

Go to http://media.ford.com for news releases and high-resolution photographs.

Product-Led Turnaround

•
70 percent of Ford, Lincoln and Mercury products by volume will be new or significantly upgraded from today through the end of 2008. The new lineup builds on Ford’s strength as America’s truck leader while expanding in growth segments, such as crossovers.

•
Ford will introduce an all-new full-size crossover based on the Ford Fairlane concept. The seven-passenger vehicle for modern families goes on sale in 2008 and will be produced at Ford’s Oakville (Ontario, Canada) Assembly Plant.

•
Ford will continue to lead the American truck market with a new Super Duty pickup confirmed to go on sale in early 2007 and an all-new F-150 pickup confirmed to go on sale in 2008. The vehicles boast powertrain, design and feature upgrades.

•	Ford will continue to lead America’s sports car market with new Mustang derivatives each year.

•
The new Lincoln MKS flagship sedan will go on sale in 2008 - packed with more technology and features than any prior Lincoln, including all-wheel drive. Current plans are to produce the vehicle at the company’s Chicago Assembly Plant.

•
Lincoln will continue offering the Lincoln Town Car to meet ongoing demand. After assembly ends at Ford’s Wixom (Mich.) Assembly Plant in 2007, Ford intends to move Town Car production to Ford’s St. Thomas (Ontario, Canada) Assembly Plant. St. Thomas will be reduced to one shift of production, as previously was announced.

•
Product development work is intensifying through 2008 on creating new small cars and even more crossovers that will go on sale in the future. These vehicles will be based on the company’s global vehicle architectures, including “B” and “C” platforms not presently used in North America.

•
Major investments continue in new gasoline, flexible-fuel, diesel, hydrogen and hybrid powertrains, including additional E-85 ethanol-powered and hybrid vehicles on the road by the end of 2008. In addition, two out of every three Ford, Lincoln and Mercury vehicles will be offered with fuel-saving 6-speed transmission technology by the end of 2008.

•	The new products and a voluntary consolidation of the Ford and Lincoln Mercury dealer network are designed to significantly improve the dealers’ through-put and profitability by the end of 2008.

Go to http://media.ford.com for news releases and high-resolution photographs.

Accelerated Cost Savings, Leaner Structure, Improved Efficiency

•	Compared with 2005, annual operating costs will be reduced by about $5 billion by the end of 2008.

➢
Salaried-related costs will be reduced through the elimination of the equivalent of about 14,000 salaried-related positions, which represents approximately a third of Ford’s North American salaried work force. The reduction includes the equivalent of 4,000 positions eliminated in the first quarter of 2006. The additional reductions will be achieved through early retirements, voluntary separations and, if necessary, involuntary separations - with most employees expected to depart by the end of the first quarter in 2007.

➢
An agreement with the UAW will expand early retirement offers and separation packages to all Ford U.S. hourly employees, including Ford employees at the company’s ACH plants. Employees will begin receiving details by mid-October, and those accepting offers will leave the company by September 2007.

➢
Ford will accelerate by four years its previously announced goal of reducing 25,000 to 30,000 North American manufacturing employees by the end of 2012. The reductions now will be completed by the end of 2008.

➢	The sale or closure of all ACH facilities by the end of 2008 will result in additional employee reductions.

➢
Ford continues to work with the UAW to improve the competitiveness of its U.S. manufacturing facilities. As a result, new competitive operating agreements have been ratified by UAW locals in 30 different U.S. Ford and ACH facilities - and nearly $600 million in annual savings is projected to be realized.

Go to http://media.ford.com for news releases and high-resolution photographs.

Capacity Further Aligned with Consumer Demand

•	North America manufacturing capacity is being adjusted to 3.6 million units by the end of 2008, down 26 percent versus 2005 - in line with consumer demand and as announced earlier.
•
Nine facilities will be idled and cease production through 2008, including seven already announced. The two additional plants are the Maumee (Ohio) Stamping Plant and the Essex (Ontario, Canada) Engine Plant.

•	Ford’s Norfolk (Va.) Assembly Plant will be idled a year earlier than planned, and a shift reduction, in advance of idling the facilities, now is planned at Norfolk and Twin Cities (Minn.) Assembly.
•	Facilities affected by the end of 2008 include the following:
➢	Atlanta Assembly - to be idled in October 2006
➢	Batavia Transmission - to be idled in 2008
➢	Essex Engine - to cease operations in 2007
➢	Maumee Stamping - intended to be idled in 2008
➢	Norfolk Assembly - to be idled in 2007, a year earlier than previously planned, with a shift reduction planned in January 2007
➢	St. Louis Assembly - already idled in March 2006
➢	Twin Cities Assembly - to be idled in 2008, with a shift reduction planned in 2007
➢	Windsor Casting - to be idled in 2007
➢	Wixom Assembly - to be idled in 2007

•	Dearborn Truck Plant will add a third crew, beginning in 2007, for F-150 truck production.
•	All ACH operations will be sold or closed by the end of 2008.
•	Including Maumee Stamping and Essex Engine, Ford has announced plans to cease production at 16 North American manufacturing facilities by the end of 2012, including seven assembly plants.

Financial Impact
“Though North America’s return to profitability will take longer than planned, the actions we’re taking are the right ones, and are fundamental and necessary steps to improving our business structure,” said Leclair, the company’s CFO. “The planned improvements in our auto operations, in conjunction with Ford Credit - which remains a core asset - will leave us well-positioned for the future.

“We are starting from a position of strong liquidity, including our cash, credit lines and VEBA,” Leclair added. “We will continue to focus on enhancing our liquidity, building upon our decision to explore strategic alternatives for Aston Martin and the board’s intent to eliminate our quarterly dividend.”

Go to http://media.ford.com for news releases and high-resolution photographs.

Automotive Operations

•
Full-year pre-tax special items for 2006 are expected to be significantly increased from the $3.8 billion we estimated previously to reflect the accelerated Way Forward actions. Further details will be provided when Ford announces Third Quarter financial results next month.

•	Full-year profitability in North American automotive operations not expected before 2009.

•	Ford and Lincoln Mercury U.S. market share is projected to be in the low-16 percent range at the end of 2006.

•
A further share decline is expected as production of the Ford Taurus sedan and Mercury Monterey minivan ends in 2006 and production of the Ford Freestar minivan ends in 2007. The end of these vehicles will reduce the company’s sales to daily rental fleets.

•	With the investment in new products and improvements in quality, Ford expects to be in the 14 to 15 percent market share range going forward - with a focus on profitable retail share.
•
South America and Ford of Europe still are expected to be solidly profitable in 2006. However, full-year operating losses now are expected in 2006 for Asia Pacific and Africa, as well as the Premier Automotive Group - primarily reflecting lower volumes.

Liquidity

•
Ford Motor Company’s 2006 year-end liquidity is expected to include automotive gross cash of about $20 billion, including marketable and loaned securities and the effects of $3.4 billion of VEBA. The company will continue to have committed automotive credit facilities totaling more than $6 billion.

•	Ford Motor Company’s Board indicates that it will suspend payment of the quarterly dividend on its common and Class B Stock beginning in the fourth quarter of 2006.
# # #

Sept. 15, 2006

Go to http://media.ford.com for news releases and high-resolution photographs.

Safe Harbor/Risk Factors

Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

•	Continued decline in market share;
•	Continued or increased price competition resulting from industry overcapacity, currency fluctuations or other factors;
•	A market shift (or an increase in or acceleration of market shift) away from sales of trucks or sport utility vehicles, or from sales of other more profitable vehicles, in the United States;
•
A significant decline in industry sales, particularly in the United States or Europe, resulting from slowing economic growth, geo-political events (e.g., an escalation or expansion of armed conflict in or beyond the Middle East) or other factors;

•	Lower-than-anticipated market acceptance of new or existing products;
•	Continued or increased high prices for or reduced availability of fuel;
•	Currency or commodity price fluctuations;
•	Adverse effects from the bankruptcy or insolvency of, change in ownership or control of, or alliances entered into by a major competitor;
•	Economic distress of suppliers that has in the past and may in the future require us to provide financial support or take other measures to ensure supplies of components or materials;
•	Work stoppages at Ford or supplier facilities or other interruptions of supplies;
•	Single-source supply of components or materials;
•	Labor or other constraints on our ability to restructure our business;
•	Worse-than-assumed economic and demographic experience for our postretirement benefit plans (e.g., discount rates, investment returns, and health care cost trends);
•	The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs;
•	Increased safety, emissions, fuel economy or other (e.g., pension funding) regulation resulting in higher costs, cash expenditures, and/or sales restrictions;
•	Unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise;
•
A change in our requirements for parts or materials where we have entered into long-term supply arrangements that commit us to purchase minimum or fixed quantities of certain parts or materials, or to pay a minimum amount to the seller (“take-or-pay contracts”);

•	Inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts due to additional credit rating downgrades or otherwise;
•	Higher-than-expected credit losses;
•	Increased competition from banks or other financial institutions seeking to increase their share of financing Ford vehicles;
•	Changes in interest rates;
•	Collection and servicing problems related to finance receivables and net investment in operating leases;
•	Lower-than-anticipated residual values or higher-than-expected return volumes for leased vehicles;
•	New or increased credit, consumer or data protection or other regulations resulting in higher costs and/or additional financing restrictions; and
•	Inability to implement the Way Forward plan.

We cannot be certain that any expectation, forecast or assumption made by management in preparing these forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our 2005 10-K Report.

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